Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RLX Technology Inc. of our report dated April 23, 2021 relating to the financial statements, which appears in RLX Technology Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

October 25, 2021